<SEQUENCE>1
<FILENAME>sb2-03052002.txt

          As filed with the Securities and Exchange Commission on March 6, 2002.
                                                      Registration No. 333-94597

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                          POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------
                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                 (Name of small business issuer in its charter)

                  WISCONSIN                             7389                            39-1924096
       (State or other jurisdiction of      (Primary Standard Industrial              (I.R.S. Employer
       incorporation or organization)        Classification Code Number)           Identification Number)

         16901 WEST GLENDALE DRIVE
        NEW BERLIN, WISCONSIN  53151                                            16901 WEST GLENDALE DRIVE
     (262) 780-3640   FAX (262) 780-3655                                       NEW BERLIN, WISCONSIN  53151
(Address and telephone number of principal executive offices)            (Address of principal place of business)

                                                 DONALD F. MARDAK
                                       INTERNATIONAL MONETARY SYSTEMS, LTD.
                                             16901 WEST GLENDALE DRIVE
                                           NEW BERLIN, WISCONSIN  53151
                                        (262) 780-3640   FAX (262) 780-3655
                             (Name, address and telephone number of agent for service)

                                           Copies of communications to:

      ROBERT J. PHILIPP, ESQ.                                                     GERALD R. TURNER, ESQ.
        KRANITZ & PHILIPP                                                  GERALD R. TURNER & ASSOCIATES, S.C.
     2230 EAST BRADFORD AVENUE                                                  411 EAST WISCONSIN AVENUE
    MILWAUKEE, WISCONSIN  53211                                                MILWAUKEE, WISCONSIN  53202
(414) 332-2118   FAX (414) 332-4480                                        (414) 278-7865   FAX (414) 278-0064

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|                  If
this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.  |_|                 If this Form is a post-effective amendment filed
pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|                If delivery of
the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                          CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                               Proposed           Proposed
                                            Amount             maximum            maximum            Amount of
 Title of each class of securities          to be           offering price       aggregate         registration
          to be registered                registered           per unit        offering price           fee
----------------------------------------------------------------------------------------------------------------
            Common Stock               1,150,000 shares       $6.00 (1)        $6,900,000 (1)        $1,821.60
================================================================================================================

(1)Estimated solely for the purpose of calculating the registration fee.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           REMOVAL FROM REGISTRATION
                                       OF
                         UNSOLD SHARES OF COMMON STOCK



Upon its initial effectiveness July 25, 2000, and as of the effective date of the first post-effective amendment hereto (April 4, 2001), this registration statement provided for the registration under the Securities Act of 1933 of 1,150,000 shares of the Registrant's common stock, par value $0.0001 per share. 1,000,000 shares were included in the Registrant's initial public offering, and 150,000 shares were designated for use as compensation to third-party providers of services and/or property to the Registrant or for issuance upon the exercise of options granted by the Registrant. 64,360 shares of such common stock were sold in the Registrant's initial public offering, which terminated as of December 31, 2001, and 150,000 shares were issued to persons providing services and/or property to the Registrant. Accordingly, pursuant to the Undertaking of the Registrant appearing at Item 28(5), below, the Registrant hereby removes from registration under this registration statement those 835,640 shares of common stock which remain unsold as of the effective date of this second post-effective amendment.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 11.01 through 11.03 of the Bylaws of the Registrant authorize such corporation to indemnify its directors, officers, employees or agents to the fullest extent permitted by Wisconsin law, as follows:

                                   ARTICLE XI
                                 INDEMNIFICATION

          SECTION 11.01. INDEMNIFICATION. The corporation shall, to the fullest extent authorized by ch. 180, indemnify a director or officer against liability and reasonable expenses incurred by the director or officer in a proceeding in which the director or officer was a party because he or she is or was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation may, to the fullest extent authorized by ch. 180, indemnify, reimburse or advance expenses of directors or officers.

          A director or officer who seeks indemnification under this Section shall make a written request to the corporation. Indemnification under this
     Section is not required to the extent limited by the articles of incorporation under Section 11.02. Indemnification under this Section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.

          SECTION 11.02. LIMITED INDEMNIFICATION. The corporation's articles of incorporation may limit its obligation to indemnify under Section 11.01. A limitation under this Section applies if the first alleged act or omission of a director or officer for which indemnification is sought occurred while the limitation was in effect.

          SECTION 11.03. INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF EMPLOYEES AND AGENT. The corporation shall, to the fullest extent authorized by ch. 180, indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition to the indemnification required by the preceding sentence, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or by-laws, by general or specific action of the board of directors or by contract.

     Sections 180.0850 through 180.0859 of the Wisconsin Business Corporation Law provide for the indemnification of directors, officers and other employees of the Registrant, as follows:

     180.0850 DEFINITIONS APPLICABLE TO INDEMNIFICATION AND INSURANCE PROVISIONS. In ss. 180.0850 to 180.0859:
          (1) "Corporation" means a domestic corporation and any domestic or foreign predecessor of a domestic corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.
          (2) "Director or officer" of a corporation means any of the following:
              (a) An individual who is or was a director or officer of the corporation.
              (b) An individual who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

              (c) An individual who, while a director or officer of the corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.
               (d) Unless the context requires otherwise, the estate or personal representative of a director or officer.
          (3) "Expenses" include fees. costs, charges. disbursements, attorney fees and any other expenses incurred in connection with a proceeding.
          (4) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.
          (5) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.
          (6) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.
     180.0851 MANDATORY INDEMNIFICATION. (1) A corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.
          (2) (a) In cases not included under sub. (1), a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:
               1. A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.
               2. A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.
               3. A transaction from which the director or officer derived an improper personal profit.
               4. Willful misconduct.
               (b) Determination of whether indemnification is required under this subsection shall be made under s. 180.0855.
               (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.
          (3) A director or officer who seeks indemnification under this section shall make a written request to the corporation.
          (4) (a) Indemnification under this section is not required to the extent limited by the articles of incorporation under s. 180.0852.
               (b) Indemnification under this section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.
     180.0952 CORPORATION MAY LIMIT INDEMNIFICATION. A corporation's articles of incorporation may limit its obligation to indemnify under s. 180.0851. Any provision of the articles of incorporation relating to a corporation's power or obligation to indemnify that was in existence on June 13, 1987, does not constitute a limitation on the corporation's obligation to indemnify under s. 180.0851. A limitation under this section applies if the first alleged act or omission of a director or officer for which indemnification is sought occurred while the limitation was in effect.
     180.0853 ALLOWANCE OF EXPENSES AS INCURRED. Upon written request by a director or officer who is a party to a proceeding, a corporation may pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

          (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.
          (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under s. 180.0855 that indemnification under s. 180.0851(2) is not required and that indemnification is not ordered by a court under s. 180.0854(2)(b). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.
     180.0854 COURT-ORDERED INDEMNIFICATION. (1) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under s. 180.0855(5) or for review by the court of an adverse determination under s. 180.0855(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice that it considers necessary.
          (2) The court shall order indemnification if it determines any of the following:
          (a) That the director or officer is entitled to indemnification under
     s. 180-0851 (1) or (2). If the court also determines that the corporation unreasonably refused the director's or officer's request for indemnification, the court shall order the corporation to pay the director's or officer's reasonable expenses incurred to obtain the court-ordered indemnification.
          (b) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under s. 180.0851(2).
     180.0955 DETERMINATION OF RIGHT TO INDEMNIFICATION. Unless otherwise provided by the articles of incorporation or bylaws or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under s. 180.0851(2) shall select one of the following means for determining his or her right to indemnification:
          (1) By a majority vote of a quorum of the board of directors consisting of directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of 2 or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.
          (2) By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings.
          (3) By a panel of 3 arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the 2 arbitrators previously selected.
          (4) By an affirmative vote of shares as provided in s.180.0725. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.
          (5) By a court under s.180.0854.
          (6) By any other method provided for in any additional right to indemnification permitted under s.180.0858.
     180.0856 INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF EMPLOYEES AND AGENTS.
     (1) A corporation shall indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation.
          (2) In addition to the indemnification required by sub. (1), a corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or bylaws, by general or specific action of the board of directors or by contract.

     180.0857 INSURANCE. A corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer or arising from his or her status as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under ss. 180.0851, 180.0853, 180.0856 and 180.0858.
     180.0858 ADDITIONAL RIGHTS TO INDEMNIFICATION AND ALLOWANCE OF EXPENSES.
     (1) Except as provided in sub. (2), ss. 180.0851 and 180.0853 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:
          (a) The articles of incorporation or bylaws.
          (b) A written agreement between the director or officer and the corporation.
          (c) A resolution of the board of directors.
          (d) A resolution, after notice, by a majority vote of all of the corporation's voting shares then issued and outstanding.
          (2) Regardless of the existence of an additional right under sub. (1), the corporation may not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty that he or she owes to the corporation which constitutes conduct under s. 180.0851(2)(a)1, 2, 3 or 4. A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.
          (3) Sections 180.0850 to 180.0859 do not affect a corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances:
          (a) As a witness in a proceeding to which he or she is not a party.
          (b) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.
     180.0859 INDEMNIFICATION AND INSURANCE AGAINST SECURITIES LAW CLAIMS. (1) It is the public policy of this state to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under sub. (2) to the extent required or permitted under ss. 180.0850 to 180.0858.
          (2) Sections 180.0850 to 180.0858 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisors.

   The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation of Incorporation and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     All amounts below are based upon the registration of 1,150,000 shares at $6.00 per share, of which 1,000,000 shares are assumed to be sold in the offering at $6.00 per share:

         SEC registration fee..............................................................  $    1,821.60
         NASD filing fee...................................................................       1,190.00
         Brokers' expense allowance........................................................     120,000.00
         Legal fees and expenses...........................................................      98,000.00 *
         Accounting fees and expenses......................................................      17,500.00 *
         Blue Sky fees and expenses........................................................       9,250.00 *
         Printing and engraving............................................................      22,750.00 *
         Other expenses....................................................................       4,988.40 *

                  Total....................................................................  $  275,500.00 *

    ----------------
         *  Estimate

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On July 20, 1999, the Registrant sold an aggregate of 13,000 shares of Common Stock to two of its employees (10,000 shares and 3,000 shares, respectively), pursuant to the exercise of options granted in 1996, at the price of $1.00 per share. No selling commissions or other compensation were paid in connection with either transaction. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

     On July 29, 1998, in connection with its acquisition of the assets and trade accounts of Wisconsin Barter Exchange, the Registrant issued 15,000 shares of its Common Stock to Scott Sanftleben, the seller of such assets and trade accounts, valued at $3.00 per share ($45,000) for purposes of the sale. No selling commissions or other compensation were paid in connection with either transaction. Such payment was made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

     From June 10, 1998 through September 30, 1999, the Registrant sold, as investment units, 112,152 shares of common stock and warrants to purchase an additional 56,076 shares. Each unit consisted of two shares of common stock and a warrant to purchase one additional share for $4.00. Units were sold to 29 individual investors, of whom 6 were accredited and 23 were nonaccredited (but who certified that they had the level of sophistication required by Rule 506 of Regulation D), at the price of $6.00 per unit, for an aggregate purchase price of $336,456. Adjusted for a subsequent 2-for-1 stock split, 224,304 shares of common stock and warrants covering 112,152 additional shares at $2.00 per share were sold. All purchasers received and/or were given access to the information required under Rule 502(b). The foregoing private offering was underwritten, on a "best-efforts" basis, by Pavek Investments, Inc., Milwaukee, Wisconsin; the Registrant paid an aggregate of $33,646 in commissions and expense allowances to Pavek Investments, Inc. in connection with the distribution of the offering. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D thereunder.

ITEM 27. EXHIBITS.



   Exhibit
   Number                                       Description
   ------                                       -----------
     1.1     Managing Placement Agent (Underwriting) Agreement *
     1.2     Form of Selected Placement Agent (Dealer) Agreement *
     3.1     Articles of Incorporation of the Registrant *
     3.2     Articles of Amendment of the Registrant *
     3.3     Bylaws of the Registrant *
     4.1     Form of Underwriter's Warrant *
     5.1     Opinion of Gerald R. Turner & Associates, S.C. *
    10.1     Lease Agreement, between Glendale Investments, LLC. and the Registrant *
    10.2     Escrow Agreement, among the Registrant, Liss Financial Services and Grafton State Bank *
    23.1     Consent of Gerald R. Turner & Associates, S.C. (included in Exhibit 5.1) *
    23.2     Consent of Kranitz & Philipp *
    23.3     Consent of Smith & Gesteland, LLP. *
    24.1     Power of Attorney *

    ---------------------
         *  Previously filed.


ITEM 28. UNDERTAKINGS.

     The undersigned small business issuer will provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

     (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New Berlin, State of Wisconsin on March 5, 2002.


                                            INTERNATIONAL MONETARY SYSTEMS, LTD.



                                         By:        /s/ DONALD F. MARDAK
                                            ------------------------------------
                                                      Donald F. Mardak,
                                           Chief Executive Officer and President



     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                                     Title
          ---------                                     -----

      DONALD F. MARDAK                         Chief Executive Officer
                                           (Principal Executive Officer),
                                               President and Director

    JOHN E. STRABLEY, JR.                     Executive Vice President
                                                     and Director

       DALE L. MARDAK                               Vice President
                                                      and Director




               By:           /s/ DONALD F. MARDAK
                  ---------------------------------------------
                                Donald F. Mardak
                 Signing personally as Chief Executive Officer,
                    (Principal Executive Officer), President
                              and Director, and as
                            Attorney-in-Fact for the
                          directors and officers whose
                            names appear above, on
                                March 5, 2002


                            /s/ DANNY W. WEIBLING
                  ---------------------------------------------
                                Danny W. Weilbing, CPA
                  Chief Financial Officer, Treasurer (Principal
                        Financial and Accounting Officer) on
                                  March 5, 2002



                               Part III-Signatures